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                                                                    Exhibit 23.8


                         [Coopers & Lybrand Letterhead]




                                                               25 September 1998




     We hereby consent to the inclusion in this Joint Proxy Statement on
Schedule 14A (the "Proxy Statement"), of our report, dated 5 June 1998, except for Note 10 as to which the date is 16 July 1998, on our audit of the Combined Financial Information of ComTel UK Finance B.V. We also consent to the references to our firm under the caption "Experts".



/s/ Coopers & Lybrand
    -----------------------
    Coopers & Lybrand
    Chartered Accountants
    London, United Kingdom